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                                                                    EXHIBIT 99.1

                             KAISER VENTURES INC.
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.    [X]



The Board of Directors Recommends a Vote FOR each of the nominees and FOR the Conversion Proposal.

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
1.   To elect seven Directors:                               For         Withhold      For All
     Nominees: 01-Ronald E. Bitonti, 02-Todd G. Cole,        All            All         Except
     03-Gerald A. Fawcett, 04-Reynold C. McDonald,
     05-Charles E. Packard, 06-Richard E. Stoddard,          [_]            [_]          [_]
     07-Marshall F. Wallach

     INSTRUCTIONS: To withhold authority to vote for any one or more of the nominees, strike out the name of such nominee(s) listed above:

2.   To approve the Conversion Proposal providing            For         Against      Abstain
     for the conversion of the Company into a limited
     liability company by merging the existing               [_]            [_]          [_]
     corporation into Kaiser Ventures LLC, a newly-
     formed Delaware limited liability company, under
     the terms of the Agreement and Plan of Merger,
     attached as Annex A to the Proxy Statement.
     Under the Conversion Proposal, you would
     receive $10 in cash and one Class A Unit in the
     successor limited liability company for each
     share of our Common Stock you own. The Class
     A Units would not be traded on any securities
     market:

Signature ___________________________________________  Date ____________________

Signature ___________________________________________  Date ____________________

NOTE: Please date and sign exactly as your name appears to the left. If stock is registered in the name of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys, and corporate officers should show their full titles. If a partnership, please sign in the partnership name by an authorized partner.

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        PLEASE COMPLETE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE
             IN TIME FOR THE MEETING ON TUESDAY, NOVEMBER 20, 2001

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PROXY                        KAISER VENTURES INC.                          PROXY
                    3633 E. INLAND EMPIRE BLVD., SUITE 850
                           ONTARIO, CALIFORNIA 91764

          ANNUAL MEETING OF STOCKHOLDERS TUESDAY, NOVEMBER 20, 2001
            THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


     The undersigned, revoking previous proxies, hereby appoint(s) Richard E. Stoddard attorney, with full power of substitution, to vote all shares of Common Stock of Kaiser Venture Inc. (the "Company") which the undersigned is (are) entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Ontario Hilton, located at 700 North Haven Avenue, Ontario, California, on Tuesday, November 20, 2001, at 9:00 a.m., local time and at any adjournments thereof. This proxy shall be voted on the proposals described in the Proxy Statement as specified below. Receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement is hereby acknowledged.


    This proxy will be voted as specified herein. If no specification is made, it will be voted FOR the nominees and FOR all of the Conversion Proposal. As to any other matters which may properly come before the meeting or any adjournments thereof, the proxyholder is authorized to vote in accordance with their best judgment. If not enough votes are received to approve the Conversion Proposal, the proxyholder will vote your shares to adjourn the annual meeting. Any stockholder present at a meeting during which there is a motion to adjourn the annual meeting will be entitled to vote "FOR" or "AGAINST" the adjournment.


        PLEASE COMPLETE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE
             IN TIME FOR THE MEETING ON TUESDAY, NOVEMBER 20, 2001
                 (Continued and to be signed on reverse side.)

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